Exhibit 99.1

Bionik Laboratories to Present at the Q4 Virtual Investor Summit

Presentation to be webcast at 9:00AM (ET), Monday, November 14, 2022

BOSTON, November 7, 2022 --(BUSINESS WIRE)-- Bionik Laboratories Corp. (OTCPINK:BNKL) ("Bionik" or the "Company"), a robotics company providing neurological functional recovery solutions to stroke survivors and others with functional and mobility challenges, will present at the 2022 Investor Summit Q4 Micro-Cap Conference.

Bionik President & Chief Executive Officer, Mr. Richard Russo Jr., will discuss the company’s new strategic direction and its 2022 highlights.

Mr. Russo’s live presentation will take place at 9:00AM (ET), Monday, November 14, 2022 at the Sheraton Times Square, 811 7th Avenue, W 53rd Street, New York, NY. A live webcast of the presentation can be accessed at https://us06web.zoom.us/webinar/register/WN_Gvp9yxgZRXCG-wNzRUsfHQ.

“As Bionik continues its upward trajectory, I look forward to sharing details of the company’s new strategic plan to a new investor audience,” said Mr. Russo.

Attendance at the Q4 Virtual Investor Summit is complementary for qualified investors. To register, please visit www.investorsummitgroup.com.

About Bionik Laboratories Corp.

Bionik Laboratories is a robotics company providing neurological functional recovery solutions to improve the quality of life of millions of people with functional or mobility impairments by combining artificial intelligence, innovative technology and data solutions to help individuals regain mobility, enhance autonomy, and regain self-esteem. For more information, please visit www.BIONIKlabs.com and connect with us on Twitter, LinkedIn, and Facebook.

About the Investor Summit

The Investor Summit (formerly MicroCap Conference) is an exclusive, independent conference dedicated to connecting smallcap and microcap companies with qualified investors. The Q4 Investor Summit will take place virtually, featuring 90+ companies and over 500 investors comprising institutional investors, family offices, and high net worth investors. Sectors Participating: Biotech, Communication Services, Consumer, Energy, Energy/Tech, Financial, Healthcare, Industrials, Materials, Real Estate, Technology, and Tech/Crypt. Contact: info@investorsummitgroup.com.

Forward-Looking Statements

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements. Forward-looking statements, which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words "may," "should," "would," "will," "could," "scheduled," "expect," "anticipate," "estimate," "believe," "intend," "seek," or "project" or the negative of these words or other variations on these words or comparable terminology. Forward-looking statements may include, without limitation, statements regarding (i) the plans and objectives of management for future operations, including plans or objectives relating to the design, development and commercialization of robotic rehabilitation products and the roll-out of its recently-announced Neuro-Recovery Centers of Excellence strategy, (ii) a projection of income (including income/loss), earnings (including earnings/loss) per share, capital expenditures, dividends, pipeline of potential sales, capital structure or other financial items, (iii) the Company's future financial performance, including as a result of the acquisition and rebranding of the Company’s Neuro-Recovery Centers of Excellence, and the future financial performance of any such Centers of Excellence the Company may acquire or launch (iv) the market and projected market for our existing and planned products and services and (v) the assumptions underlying or relating to any statement described in points (i), (ii), (iii) or (iv) above. Such forward-looking statements are not meant to predict or guarantee actual results, performance, events or circumstances, and may not be realized because they are based upon the Company's current projections, plans, objectives, beliefs, expectations, estimates and assumptions, and are subject to a number of risks and uncertainties and other influences, many of which the Company has no control. Actual results and the timing of certain events and circumstances may differ materially from those described by the forward-looking statements as a result of these risks and uncertainties. Factors that may influence or contribute to the inaccuracy of the forward-looking statements or cause actual results to differ materially from expected or desired results may include, without limitation, the Company's inability to obtain additional financing or increase revenue, the inability to meet listing standards to uplist to a national stock exchange, the significant length of time and resources associated with the development and sale of our products and related insufficient cash flows and resulting illiquidity, the continued impact on the Company’s business as a result of the Covid-19 pandemic, the Company's inability to expand the Company's business, including its recently-launched Neuro-Recovery Centers of Excellence strategy, significant government regulation of medical devices and the healthcare industry, lack of product diversification, volatility in the price of the Company's raw materials, and the Company's failure to implement the Company's business plans or strategies. These and other factors are identified and described in more detail in the Company's filings with the SEC. The Company does not undertake to update these forward-looking statements.

Media:

FischTank PR

bionik@fischtankpr.com

Investor Relations:

Stephanie Prince

PCG Advisory

sprince@pcgadvisory.com

646.863.6341